EXHIBIT 23.3

                          Independent Auditor's Consent



We hereby consent to the incorporation by reference in the Registration Statement filed on Form S-8, filed on or about January 14, 2004, of our report dated January 30, 2002, relating to the financial statements of eLinear, Inc. appearing in the Form 10-KSB for the year ended December 31, 2002.

/s/  Aidman, Piser & Company, P.A.
Tampa, Florida
January 14, 2004




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